UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 19, 2012

SUNRIDGE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31669	98-0348905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16857 E. Saguaro Blvd.
Fountain Hills, Arizona 85268
(Address of principal executive offices) (Zip Code)

(480) 837-6165
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2012, Sunridge International, Inc. (the “Company”) entered into an Asset Purchase Agreement (the Agreement”) with Westhouse Medical Services, PLC (“Westhouse”) whereby the Company will sell all of the Company’s patents, products, and contracts as described in the Agreement for $2,000,000, in the aggregate. Westhouse will provide $1,000,000 in bank certified funds upon closing and $1,000,000 in Westhouse corporate bonds that mature three years from the date of issuance with an annual interest coupon of 7% attached to the bonds payable annually. As a part of the Agreement, the Company shall retain the exclusive right to distribute the Company products in Canada.  Once the closing is completed, Sunridge will pay off existing debt as well as get current with it SEC filings, and then move forward with opening the first glaucoma treatment center in Canada.  With the funds in place, Sunridge has the ability to implement its business plan and become a profitable company.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 19, 2012, Sunridge International, Inc. (the “Company”) was notified that its principal independent accountant, Semple, Marchal & Cooper, LLP (“SMC”) had resigned its engagement with the Company, which resignation was effective immediately. SMC’s resignation as the Company’s principal independent accountant was accepted by the Company on March 19, 2012.

The reports of SMC on the Company’s financial statements for the fiscal years ended June 30, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Company’s ability to continue as a going concern. During the Company’s fiscal years ended June 30, 2010 and 2009, and the subsequent periods through the date of this Current Report on Form 8-K, there were (i) no disagreements with SMC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SMC, would have caused SMC to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided SMC with a copy of the disclosures made in this Current Report on Form 8-K and requested that SMC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by SMC is attached as Exhibit 16.1 hereto.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 7, 2012, Mr. Charles B. Mathews submitted his resignation as Chief Financial Officer of the Company to the Chairman of the Board of Directors, which resignation stated that it was effective immediately. There were no disagreements between Mr. Mathews and the Company that resulted in his resignation. Attached as Exhibit 17.1 is a copy of Mr. Mathews’ resignation letter.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.  The following documents are hereby filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Asset Purchase Agreement dated April 10, 2012.
16.1	Letter from Semple, Marchal & Cooper, LLP dated April 10, 2012.
17.1	Letter from Charles B. Mathews dated April 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRIDGE INTERNATIONAL, INC.

Date: April 16, 2012	By:	/s/ G. Richard Smith
Name: G. Richard Smith
Title: Chief Executive Officer